EXHIBIT 99.1

Splash Beverage Group Reports 2021 Fourth Quarter and Full Year Financial Results

Fort Lauderdale, Florida, March 31, 2022 -- Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”), a portfolio company of leading beverage brands, today reported financial results for the fourth quarter and full year period ended December 31, 2021. Investors are encouraged to read the Company’s annual report on Form 10-K which was filed with the Securities and Exchange Commissions (the “SEC”), contains additional information, and is posted at https://splashbeveragegroup.com/.

Fourth Quarter and Full Year Financial Performance

●	Revenues for the fourth quarter were $3.06 million compared to $1.08 million in the prior year period, an increase of 183%. Full year revenues were $11.3 million compared to $2.3 million in the prior year period, an increase of 391%. The increase in revenue were primarily due to increases in sales from each of the company’s beverage divisions.
●	Gross margin for the fourth quarter was $339K compared to $110K in the prior year period. Full year gross margin was $2.6 million compared to $364,000 in the prior year period.
●	Fourth quarter profit (net loss) was $5.8M compared to $13.2M in the prior year period. Net loss in both periods was primarily due to expenses relating to non-cash warrants and share-based compensation. Cash Profit (net loss) was $728K compared to $5.2M in the prior period.
●	As of December 31, 2021, the company had total cash and cash equivalents of $4.1 million, compared with $380,000 at December 31, 2020.

“Our 2021 full year results include all the impact of costs incurred during the process of becoming a public company,” Robert Nistico, CEO of Splash commented, “including significant non-cash charges like stock-based compensation. We finished the year with more than $4 million in cash and less than $1 million of long-term liabilities. And, I’d like to note that our $8.0 million equity raise conducted in Q1 2022 further strengthened the healthy balance sheet that Splash achieved as we closed the 2021 fiscal year.”

Mr. Nistico added “2021 was a very important year of execution for Splash Beverage Group, and as a result we are a significantly stronger and experiencing rapid growth. On June 11, 2021, Splash completed a $15 million (gross proceeds) public offering and uplisted our shares (SBEV) onto the NYSE American. That transaction provided us with funding which we used to execute our business plan over the balance of 2021 and beyond. Over the course of the second half of 2021, we announced new or expanded distribution agreements with 4 major beverage distributors leading up to the transformative agreement we secured in November with InBev’s AB ONE, owner of Budweiser, to distribute TapouT, Copa di Vino and Pulpoloco. We believe that announcement created the foundation to open the door to more than 13 additional distribution agreements and key retail authorizations such as Walmart. We are now activating those agreements and securing merchandising support and shelf placement for our brands in 31 states. All 13 of these agreements took effect in the new year so we expect the impact from these agreements to be felt as 2022 progresses, especially on TapouT sales.

“During the last two years dealing with COVID, we continued to organize distribution and manage the long sales cycles of national and regional retail chains. This has allowed us to begin to execute as we now have a distribution platform in place. With the launch of TapouT, we expect its revenue contribution to increase.”

About Splash Beverage Group, Inc.

Splash Beverage Group, an innovator in the beverage industry, owns a growing portfolio of alcoholic and non-alcoholic beverage brands including Copa di Vino wine by the glass, SALT flavored tequilas, Pulpoloco sangria, and TapouT performance hydration and recovery drink. Splash’s strategy is to rapidly develop early-stage brands already in its portfolio as well as acquire and then accelerate brands that have high visibility or are innovators in their categories. Led by a management team that has built and managed some of the top brands in the beverage industry and led sales from product launch into the billions, Splash is rapidly expanding its brand portfolio and global distribution.

For more information visit:

www.SplashBeverageGroup.com
www.copadivino.com
www.drinksalttequila.com
www.pulpo-loco.com
www.tapoutdrinks.com

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:

Splash Beverage Group

Info@SplashBeverageGroup.com

954-745-5815

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$4,181,383	$380,000
Accounts Receivable, net	1,114,452	484,858
Prepaid Expenses	607,178	173,414
Inventory	1,923,479	798,273
Other receivables	41,939	90,919
Assets from discontinued operations	473,461	316,572
Total current assets	8,341,892	2,244,036

Non-current assets:
Deposit	$330,886	$77,686
Goodwill and Intangibles	5,672,823	5,672,823
Investment in Salt Tequila USA, LLC	250,000	250,000
Right of use asset, net	1,031,472	80,479
Quart Vin License	188,512	219,512
Property and equipment, net	569,785	681,352
Total non-current assets	8,043,478	6,981,852

Total assets	$16,385,370	$9,225,888

Liabilities and Stockholders’ Equity (Deficit)

Liabilities:
Current liabilities
Accounts payable and accrued expenses	$1,913,459	$1,521,818
Right of use liability - current	294,067	57,478
Due to related parties	—	368,904
Related party notes payable	653,081	1,333,333
Convertible Loan Payable	—	100,000
Notes payable, current portion	2,967,812	999,736
Shareholder advances	390,500	—
Accrued interest payable	171,452	442,748
Liabilities from discontinued operations	389,086	591,642
Total current liabilities	6,779,457	5,415,659

Long-term Liabilities:
Related party notes payable - noncurrent	—	666,667
Notes payable - noncurrent	—	1,240,044
Liability to issue shares in APA	—	1,980,000
Right of use liability - noncurrent	732,686	25,521
Total long-term liabilities	732,686	3,912,232

Total liabilities	7,512,143	9,327,891

Common stock, (mezzanine shares) 12,605,283 shares, contingently convertible to notes payable at December 31, 2020	—	9,248,720

Stockholders’ equity (deficit):
Common Stock, $0.001 par, 150,000,000 shares authorized, 33,596,234 and 21,157,043 shares issued 33,596,234 and 21,157,043 outstanding, at September 30, 2021 and December 31, 2020, respectively	33,596	21,157
Additional paid in capital	99,480,188	52,217,855
Accumulated deficit	(90,640,557)	(61,589,735)
Total deficiency in stockholders’ equity	8,873,227	(9,350,723)

Total liabilities, mezzanine shares and deficiency in stockholders’ equity	$16,385,370	$9,225,888

Splash Beverage Group

Consolidated Statements of Operations

	2021	2020
Net revenues	$11,316,002	$2,300,126
Cost of goods sold	(8,734,413)	(1,936,533)
Gross margin	2,581,589	363,593

Operating expenses:
Contracted services	1,584,830	5,606,335
Salary and wages	3,807,492	1,613,862
Salary and wages - non-cash share-based compensation	5,572,680	6,311,747
Other general and administrative	7,088,874	2,063,985
Other general and administrative - non-cash share-based compensation	12,822,808	2,282,851
Sales and marketing	787,827	146,579
Total operating expenses	31,664,511	18,025,359

Loss from continuing operations	(29,082,922)	(17,661,766)

Other income/(expense):
Other Income	3,632	17,786
Interest income	643	8
Interest expense	(442,807)	(1,980,871)
Gain from debt extinguishment	176,082	36,610
Total other expense	(262,450)	(1,926,467)

Provision for income taxes	—	—

Net loss from continuing operations, net of tax	(29,345,372)	(19,588,233)

Net income(loss) from discontinued operations, net of tax	294,550	(9,086,323)

Net loss	$(29,050,822)	$(28,674,556)

Loss per share - continuing operations
Basic	(1.02)	(1.06)
Diluted	(1.02)	(1.06)

Weighted average number of common shares outstanding - continuing operations
Basic	28,900,292	18,538,425
Diluted	28,900,292	18,538,425

Income(loss) per share - discontinued operations
Basic	0.01	(0.49)
Diluted	0.01	(0.49)

Weighted average number of common shares outstanding - discontinued operations
Basic	28,900,292	18,538,425
Diluted	31,922,743	18,538,425